For Further Information:

David A. Crittenden

Chief Financial Officer

dcrittenden@goutsi.com

(586) 467-1427

Universal Truckload Services, Inc. Announces Upcoming Investor Communications

Warren, MI – February 7, 2014 — Universal Truckload Services, Inc. (NASDAQ: UACL), announced today its participation in two conferences next week:

Universal’s presentation at the Stifel Transportation & Logistics Conference 2014 in Palm Beach, Florida begins at 1:20 PM ET on Wednesday, February 12, 2014.

Universal’s presentation at the BB&T Capital Markets 29th Annual Transportation Conference in Coral Gables, Florida begins at 9:20 AM ET on Thursday, February 13, 2014.

At both conferences, our President, Don Cochran, along with David Crittenden, CFO, will present an overview of Universal, discuss recent corporate developments, and reflect on current operating trends. Each conference will be broadcast live via the internet at http://www.goutsi.com. Click on “Investors” and then click the webcast link. A webcast replay will be available for 30 days following the event.

Universal also announced it expects to release 2013 financial results after the market closes on Thursday, February 20, 2014. Based on information available as of February 7, 2014 and the expectations outlined below, the company expects to report income from operations in the range of $84.0 million to $85.0 million on 2013 operating revenues totaling $1.0 billion. Universal expects its consolidated balance sheet as of December 31, 2013 and related financial performance will reflect:

•	The acquisition of Westport Axle Corporation (“Westport”). This purchase was completed on December 19, 2013 for $123.0 million cash at closing. Today, we filed historical and pro forma financial information in connection with the purchase with the U.S. Securities and Exchange Commission. Our 8-k report includes our preliminary purchase accounting for the acquisition, including values we expect to record for goodwill, various intangible assets, and related amortization expense. Westport recorded income from operations of $14.1 million on revenues of $66.0 million for the nine-months ended September 30, 2013, which compares to income from operations of $3.5 million on revenues of $40.1 million for the nine months ended September 30, 2012.

•	Transaction and other costs associated with the Westport acquisition. These totaled approximately $0.7 million.

•	Total borrowings under our credit agreement of $237.5 million as of December 31, 2013. This includes $120.5 million borrowed to conclude the Westport acquisition.

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•	Expected changes to our logistics business discussed on our October 25, 2013 conference call. These changes include the in-sourcing by an industrial customer of a value-added services operation, the discontinuation of an aerospace operation due to the federal government’s Sequester, and additional scheduled holiday downtime by selected automotive customers compared to one year earlier.

The above information is subject to change as Universal completes its annual financial close and reporting processes, and as an independent accounting firm completes its audit of such information.

We invite analysts and investors to participate in a conference call on Friday, February 21, 2014 at 10:00 AM ET, where management will discuss fourth quarter 2013 financial performance, current outlook, and trends impacting our business. Hosting the call will be Scott Wolfe, Chief Executive Officer, Don Cochran, President, and David Crittenden, CFO.

Dial-in details:

Call Toll Free: (877) 622-0924

International Dial-in: +1 (660) 422-4956

Conference ID: 59437360

A replay of the conference will be available two hours after the call through March 21, 2014, by calling (855) 859-2056 (toll free) or +1 (800) 585-8367 (toll) and using conference ID 59437360. Additionally, the call will be available on www.investors.goutsi.com.

About Universal

Universal Truckload Services, Inc. is a leading asset-light provider of customized transportation and logistics solutions throughout the United States, Mexico and Canada. We provide our customers with supply chain solutions that can be scaled to meet their changing demands and volumes. We offer our customers a broad array of services across their entire supply chain, including transportation, value-added, and intermodal services.

Forward Looking Statements

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company’s reports and filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.